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                                  EXHIBIT 2.2
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                              ARTICLES OF MERGER

                                      OF

            TARGET ACQUISITION CORPORATION, A DELAWARE CORPORATION

                                 WITH AND INTO

                    MP3LIT.COM, INC., A NEVADA CORPORATION


     Pursuant to Section 92A.200 of the Nevada General Corporation Law, MP3Lit.com, Inc., a Nevada corporation ("MP3"), certifies as follows:

     1. The name of the surviving entity is MP3Lit.com, Inc., and the place of its organization is the jurisdiction of the State of Nevada. The name and place of the organization of the entity being merged into the surviving entity is Target Acquisition Corporation ("Target"), organized in the jurisdiction of the State of Delaware, the laws of which permit this merger.

     2. An agreement and plan of reorganization (the "Merger Agreement") providing for the merger of Target with and into MP3 has been approved, adopted, certified, executed and acknowledged by Target and MP3 in accordance with Sections 252(c) and 228(a) of the Delaware General Corporation Law and Sections 92A.120 and 78.320 of the Nevada General Corporation Law.

     3. The Merger Agreement was approved by the sole stockholder of Target. The Merger Agreement was also approved by the unanimous written consent of the stockholders of MP3.

     4. The complete executed Merger Agreement is on file at the registered office of the surviving corporation, which address is as follows:

                               MP3Lit.com, Inc.
                               12302 Montana Ave.
                               Los Angeles, CA  90049
                               Attention:  President
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     5.  A copy of the Merger Agreement will be furnished by MP3, on request and without cost, to any shareholder of MP3 or Target.


     Dated:    May 5, 2000        MP3LIT.COM, INC.

                                   /s/  Gary Hustwit

                                  -------------------------------------
                                  Gary Hustwit, President


                                   /s/  Valerie Hustwit

                                  -------------------------------------
                                  Valerie Hustwit, Secretary

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